PennantPark Investment Corporation Receives Investment Grade Ratings From Both Standard & Poor's and Fitch

NEW YORK, NY -- (Marketwire - February 03, 2012) - PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) announced today that both Standard & Poor's Ratings Services and Fitch Ratings Services assigned it credit ratings of BBB-.

"We are extremely pleased with the investment grade ratings assigned to us by Standard & Poor's and Fitch and believe that they are a reflection of the institutionalization of our strategy, team and processes as well as the credit quality and investment performance of our portfolio over the long run," said Arthur Penn, Chairman and Chief Executive Officer.

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com